 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2017
____________________

CF Corporation

(Exact name of registrant as specified in its charter)

____________________

Cayman Islands	001-37779	98-1354810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1701 Village Center Circle

Las Vegas, Nevada 89134

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 323-7331

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2017, CF Corporation (the “Company”) entered into equity purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Equity Purchasers”) in connection with the rights of first offer under the forward purchase agreements, dated April 18, 2016, as amended, among the Company, CF Capital Growth LLC and the investors party thereto (“Forward Purchase Agreements”). Pursuant to the Purchase Agreements, the Equity Purchasers agreed to purchase, on the terms and subject to the conditions specified therein, an aggregate of 20,000,000 Class A ordinary shares, par value $0.0001 per share (the “Shares”), of the Company for a purchase price of $10.00 per share, immediately prior to the closing (the “Closing”) of the Company’s previously announced business combination (the “Business Combination”) with Fidelity & Guaranty Life (“FGL”). At the Company’s option, such shares may be purchased from the Company in a private placement and/or from the Company’s shareholders who have validly requested for their shares to be redeemed in connection with the Business Combination. Certain of the Equity Purchasers, including Keith W. Abell, Richard N. Massey and James A. Quella, each of whom is an independent director of the Company, are also party to the Forward Purchase Agreements. In connection with the Purchase Agreements, the Company has agreed to pay advisory fees of an aggregate of $8.0 million to certain financial advisors at the Closing. The Company will rely upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder in connection with any issuance of Shares under the Purchase Agreements.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is incorporated herein by reference.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any vote in any jurisdiction in respect of the Business Combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Important Information for Investors and Shareholders

In connection with the proposed Business Combination, the Company intends to file a proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the shareholders of the Company and will contain important information about the proposed Business Combination and related matters. The Company’s shareholders and other interested persons are advised to read, when available, the proxy statement in connection with the Company’s solicitation of proxies for the extraordinary general meeting in lieu of annual general meeting of shareholders to be held to approve the proposed Business Combination because the proxy statement will contain important information about the proposed Business Combination. When available, the definitive proxy statement will be mailed to the Company’s shareholders as of a record date to be established for voting on the proposed transaction. Shareholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed Business Combination. The Company’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 17, 2017. Additional information will be available in the proxy statement for the Business Combination when it becomes available.

FGL and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the Business Combination when available.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and FGL’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations and projections with respect to the completion of the Business Combination and the transactions contemplated by the Purchase Agreements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and FGL’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Business Combination (the “Merger Agreement”); (2) the outcome of any legal proceedings that may be instituted against the Company or FGL following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the shareholders of the Company or other conditions to closing in the Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals (including approval from insurance regulators) required to complete the transactions contemplated by the Merger Agreement; (5) the ability to achieve tax and operational efficiencies or to achieve incremental investment returns from asset management; (6) the ability to identify and consummate accretive, value added acquisitions; (7) the inability to obtain or maintain the listing of the post-acquisition company’s ordinary shares on a stock exchange following the Business Combination; (8) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (9) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (10) costs related to the Business Combination; (11) changes in applicable laws or regulations; (12) the possibility that FGL or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (13) other risks and uncertainties identified in the Company’s proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s and FGL’s other filings with the SEC. The foregoing list of factors is not exclusive. Readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CF CORPORATION

	By:	/s/ Douglas B. Newton
Name: Douglas B. Newton
Title: Chief Financial Officer

Dated: June 27, 2017

4